Exhibit 10.2

                                 LOAN AGREEMENT

         This Loan Agreement ("Agreement") is entered into by and between Faraday Financial, Inc. ("Lender"), a Delaware corporation, and Video Internet Broadcasting Corporation ("Company"), a Washington corporation, to be effective as of the 18th day of February, 2004.

                                   WITNESSETH:

         WHEREAS, Company is in need of immediate capital to fund its planned operations.

         WHEREAS, Lender is willing to make periodic loans to Company in the total aggregate principal amount of up to FIVE HUNDRED THOUSAND DOLLARS ($500,000 USD) upon the terms and conditions set forth herein and Company is willing to borrow up to the stated amount upon such terms.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         Periodic Loans.

         1.1 Definitions. Certain capitalized terms are used in this Agreement as specifically defined in this Section 1.1 as follows:

         "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with Company (or other specified Person) and shall include (a) any Person who is an officer, director or beneficial holder of at least 10% of the outstanding capital stock of Company (or other specified Person), (b) any Person of which Company (or other specified Person) or any officer or director of Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of the outstanding equity securities or constitute at least a 10% participant, and (c) in the case of a specified Person who is an individual, Members of the Immediate Family of such Person.

         "Agreement" is defined in the Preamble.

         "Balance Sheet Date" is defined in Section 8.6.

         "Bylaws" means all written rules, regulations, procedures and bylaws and all other similar documents, relating to the management, governance or internal regulation of a Person other than an individual, each as from time to time amended or modified.

         "Charter" means the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other charter of any Person other than an individual, each as from time to time amended or modified.

         "Code" means the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, as from time to time amended and in effect.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act, the Exchange Act or both.

         "Company" is defined in the Preamble.

         "Company Intellectual Property" is defined in Section 8.17(b).

         "Contractual Obligation" means, with respect to any Person, any contracts, agreements, deeds, mortgages, leases, licenses, other instruments, commitments, undertakings, arrangements or understandings, written or oral, or other documents, including any document or instrument evidencing indebtedness, to which any such Person is a party or otherwise subject to or bound by or to which any asset of any such Person is subject.

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         "Employee Benefit Plan" means each and all "employee benefit plans" as defined in section 3(3) of ERISA, maintained or contributed to by Company, any of its Affiliates or any of their respective predecessors, or in which Company, any of its Affiliates or any of their respective predecessors participates or participated and which provides benefits to employees of Company or their spouses or covered dependents or with respect to which Company has or may have a material liability, including, (i) any such plans that are "employee welfare plans" as defined in section 3(1) of ERISA and (ii) any such plans that are "employee pension benefit plans" as defined in section 3(2) of ERISA.

         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor statute and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereof, collectively and as from time to time amended and in effect.

         "ERISA Group", with respect to any entity, means any Person which is a member of the same "controlled group" or under "common control", within the meaning of section 414(b) or (c) of the Code or section 4001(b)(1) of ERISA, with such entity.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as from time to time amended and in effect.

         "Financial Statements" is defined in Section 8.6.

         "GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

         "Initial Installment" is defined in Section 2.1.

         "Intellectual Property" is defined in Section 8.17(a).

         "Intellectual Property Licenses" is defined in Section 8.17(d).

         "Legal Requirement" means any federal, state or local law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation or any final order, judgment or decree of any court, arbitrator, tribunal or governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing.

         "Lender" is defined in the Preamble.

         "Loans" is defined in Section 2.1.

         "Material Adverse Effect" means a material adverse effect upon the business, assets, financial condition, income or prospects of Company, including, without limitation, the termination or modification in a manner adverse to Company of any license or other agreement to which Company is a party.

         "Maximum Amount" is defined in Section 2.1.

         "Members of the Immediate Family," as applied to any individual, means each parent, spouse, child, brother, sister or the spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons.

         "Notes" is defined in Section 2.3.

         "Other Intellectual Property" is defined in Section 8.17(c)

         "Pension Plan" means each pension plan (as defined in section 3(2) of ERISA) established or maintained, or to which contributions are or were made by Company or any of its Subsidiaries or former Subsidiaries, or any Person which is a member of the same ERISA Group with any of the foregoing.

         "Person" means an individual, partnership, limited liability company, corporation, company, association, trust, joint venture, unincorporated organization and any governmental department or agency or political subdivision.

         "Related Agreements" means the Notes, Security Agreement and any other security agreements, assignments, subordination agreements, pledge or

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hypothecation agreements, mortgages, deeds of trust, leases, contracts, guaranties, and other instruments and documents now or hereafter existing that are executed or delivered in conjunction with this Agreement.

         "Securities" is defined in Section 7.2.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be from time to time amended and in effect.

         "Security Agreement" is defined in Section 6.

         "Subsidiary" means any Person of which Company now or hereafter shall at the time (a) own directly or indirectly through a Subsidiary at least 50% of the outstanding capital stock or membership interest (or other shares of beneficial interest) entitled to vote generally or (b) constitute a general partner.

         "Welfare Plan" means each welfare plan (as defined in section 3(l) of ERISA) established or maintained, or to which any contributions are or were made, by Company or any of its Subsidiaries or any Person which is a member of the same ERISA Group with any of the foregoing.

Section 2. Periodic Loans.

         2.1 During the term hereof, unless Lender shall terminate this Agreement upon an event of default under any Related Agreement, Lender hereby agrees to make periodic loans (collectively and individually, the "Loans") to Company in an aggregate principal amount at any one time outstanding not to exceed FIVE HUNDRED THOUSAND DOLLARS (U.S.) ($500,000 USD) ("Maximum Amount"). Lender shall lend Company the initial amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) on the date hereof (the "Initial Installment"). After March 1, 2004 and subject to the other terms and conditions set forth herein, additional amounts up to the Maximum Amount will be available to Company for draw through the term of this Agreement. In order for Company to draw down funds subsequent to the Initial Installment, Company must notify Lender at least ten days prior to the date on which Company is seeking borrow additional funds and the aggregate amount of funds to be borrowed on such date.

         2.2 A condition precedent to each draw made at any time hereunder shall be that all representations and warranties made by Company in any Related Agreement or in connection herewith shall be true, correct, valid and complete at such time and the making of such loan shall be deemed to be a representation and warranty of Company to the effect that no event has occurred which may constitute an event of default under any Related Agreements or any other agreement to which Company is a party or by which Company or any of its properties are bound.

         2.3 All amounts lent hereunder shall be evidenced by Notes in substantially the same form as attached hereto as Exhibit A (the "Notes"). Company shall deliver to Lender Notes in the principal amount of funds lent on each date that Lender provides funds to Company hereunder.

Section 3. Finance Charges. All outstanding principal shall bear interest at the rate of twelve percent (12%) per annum. Principal and interest not paid when due shall bear interest at the rate of eighteen percent (18%) per annum. Interest will be computed on the basis on a 360-day year for actual days elapsed.

Section 4. Payments. Principal and interest shall be due and payable in a single balloon payment on December, 31, 2004, unless the maturity date is accelerated as described in the Note. Payments shall be credited to Company's account on the date that such payment is received by Lender. Such payments shall be applied first to late charges and collection costs, if any, then to accrued interest to the date of payment, and then to the principal outstanding.

Section 5. Security. Lender's obligation to lend funds in addition to those lent as part of the Initial Installment is subject to Company, as security for the prompt satisfaction of all of Company's obligations hereunder, including payment of the indebtedness evidenced by the Notes and the Initial Installment, granting

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to Lender a first priority security interest in all of Company's assets
(including the assets of any Subsidiaries) whether now owned or hereafter acquired by Company, or in which Company now has or at any time in the future may acquire any right, title or interest, together with all replacements therefor and all proceeds thereof (including insurance proceeds thereof). Lender, at its sole and absolute discretion, waive this provision in whole or in part with respect to any or all of the funds lent hereunder. Any such waiver, however, must be in writing and signed by Lender.

Section 6. Deliveries. Contemporaneously with the execution of this Agreement, the parties shall deliver to each other properly executed copies of the following agreements:

                  (a) A Note of even date herewith by and between Lender and Company to memorialize the payment of the Initial Installment.

                  (b) The Loan proceeds relating to the Initial Installment.

         At such time as funds, in addition to the Initial Installment, are lent hereunder, Company shall deliver to Lender (and any Subsidiaries) a duly executed Security Agreement in the form attached hereto as Exhibit B ("Security Agreement") and any other documents relating to a such security interest.

Section 7. Representations of Lender.

         7.1 Lender's representations in this Agreement are complete and accurate to the best of Lender's knowledge, and Company may rely upon them.

         7.2 Lender is able to bear the economic risk of an investment in the Note and the underlying common stock (individually and collectively, the "Securities") can afford the loss of the entire investment in the Securities, and will, after making an investment in the Securities, have sufficient means of providing for Lender's current needs and possible future contingencies.

         7.3 The Securities will not be sold by Lender without registration under applicable securities acts or a proper exemption from such registration.

         7.4 The Securities subscribed for herein is being acquired for Lender's own account and risk, for investment purposes, and not on behalf of any other person or with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. Lender is aware that there are substantial restrictions on the transferability of the Securities.

         7.5 Lender has had access to any and all information concerning Company that Lender required or considered necessary to make a proper evaluation of this investment. Lender further understands that no opinion is being given as to any securities or tax matters involving the offering.

         7.6 Lender also understands and agrees that stop transfer instructions relating to the Securities will be placed in Company's transfer ledger, and that the Securities will bear a legend in substantially the following form:


         THIS SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.

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         7.7 Lender knows that the Securities are offered and sold pursuant to exemptions from registration under the Securities Act of 1933, and state securities law based, in part, on these warranties and representations, which are the very essence of this Agreement, and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed.

         7.8 Lender has the capacity to protect Lender's own interest in connection with this transaction or has a pre-existing personal or business relationship with Company or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

         7.9 This Agreement when fully executed and delivered by Company will constitute a valid and legally binding obligation of Lender, enforceable in accordance with its terms. Lender was not formed or organized for the specific purpose of acquiring the Securities. In the event Lender is an entity, the purchase of the Securities by Lender is a permissible investment in accordance with Lender's Articles of Incorporation or other similar charter document, and has been duly approved by all requisite action by the entity's owners, directors, officers or other authorized managers. The person signing this document and all documents necessary to consummate the purchase of the Securities has all requisite authority to sign such documents on behalf of Lender.

         7.10 Lender represents that Lender is a sophisticated and an "accredited investor" as defined under Rule 501 of Regulation D.

Section 8. Representations of Company.

    Company hereby represents and warrants to Lender as follows:

         8.1 Company is a duly organized and validly existing corporation in good standing under the laws of Washington. Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure to be so qualified would not have a Material Adverse Effect.

         8.2 Company has all necessary corporate power and authority to enter into and perform this Agreement and the Related Agreements to which it is a party, to issue and sell the Notes, to own all the properties owned by it and to carry on the businesses now conducted or presently proposed to be conducted by it. Company has taken all corporate action necessary to authorize this Agreement, the Related Agreements to which it is a party and the issuance of the Notes to be issued and sold hereunder.

         8.3 Except as listed in Schedule 8.3, Company has no Subsidiaries. Each of the Subsidiaries is a duly organized and validly existing under the laws of its jurisdiction of organization, which jurisdiction is listed in Schedule 8.3. Each Subsidiary has all necessary power and authority to own all the properties owned by it and to carry on the businesses now conducted or presently proposed to be conducted by it. Each Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which it does business, except where the failure to be so qualified would not have a Material Adverse Effect. Company owns all of the issued and outstanding capital stock and/or other securities of each of its Subsidiaries and there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of its capital stock.

         8.4 The authorized capital stock of Company as of the date of the Agreement is set forth in Schedule 8.4. Schedule 8.4 contains a true and correct list of all outstanding capital stock, warrants and options as of the date of the Agreement, including the owner thereof, and, with respect to the warrants and options, the exercise price and the dates of issuance and termination. All of the outstanding shares of capital stock of Company are validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer, except restrictions on transfer imposed by the Related Agreements and applicable securities laws or as otherwise set forth in Schedule 8.4. The shares of common

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stock issuable upon conversion of the Notes have been duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Notes will be validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer, except restrictions on transfer imposed by the Related Agreements and applicable securities laws or as otherwise set forth in Schedule
8.4. All of the outstanding shares of capital stock and other securities of Company have been offered and sold in compliance with applicable federal and state securities laws. Other than as set forth in Schedule 8.4, Company has no outstanding (i) rights (either preemptive or otherwise) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any capital stock or any securities convertible into or exchangeable for its capital stock, (ii) obligation to repurchase or otherwise acquire or retire any of its capital stock, any securities convertible into or exchangeable for its capital stock or any rights, options or warrants with respect thereto, (iii) rights that require it to register the offering of any of its securities under the Securities Act or (iv) any restrictions on voting any of its securities.

         8.5 All shareholder approval and corporate action on the part of Company necessary for the due authorization, execution and delivery of this Agreement and the Related Agreements to which Company is a party and the consummation of the transactions contemplated herein and therein, and for the due authorization and issuance of (i) the Notes and (ii) the common stock issuable upon conversion of the Notes has been taken. This Agreement and the Related Agreements to which Company is a party are legal, valid and binding agreements of Company, enforceable in accordance with their terms. The execution, delivery and performance by Company of this Agreement and the Related Agreements to which Company is a party and the issuance and sale of the Notes will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of any Legal Requirement to which Company or any of its Subsidiaries is subject, or Company's or any Subsidiary's Charter or Bylaws, or any Contractual Obligation to which Company or any of its Subsidiaries is a party or by which it is bound.

         8.6 Lender has been furnished with complete and correct copies of the following financial statements of Company (the "Financial Statements"): the unaudited consolidated balance sheet of Company as of September 30, 2004 (the "Balance Sheet Date") and the respective related consolidated statement of profit and loss and retained earnings for the nine-month period then ended and
(b) the unaudited consolidated balance sheet of Company as of December 31, 2002 together with the related consolidated statement of profit and loss for the twelve-month period then ended. The Financial Statements have been prepared in accordance with GAAP consistently applied, except that they do not include a statement of cash flows or notes as required by GAAP, and fairly and accurately present the financial condition of Company and its Subsidiaries at the date thereof and the results of its operations for the period covered thereby. All the books, records and accounts of Company and its Subsidiaries are accurate and complete, are in accordance with good business practice and all laws, regulations and rules applicable to Company and its Subsidiaries and the conduct of their business and accurately present and reflect all of the transactions described therein.

         8.7 Neither Company nor any of its Subsidiaries (i) has any outstanding indebtedness for borrowed money except as reflected in the Financial Statements or Schedule 8.7 and (ii) except as reflected, is a guarantor or otherwise contingently liable on such indebtedness of any other Person. Except as set forth in Schedule 8.7, neither Company nor any of its Subsidiaries has any material liabilities or obligations, contingent or otherwise, which are not reflected or provided for in the Financial Statements.

         8.8 Since the Balance Sheet Date, there have occurred no event or events that, individually or in the aggregate, have caused or will cause a Material Adverse Effect. Except as set forth in Schedule 8.8, since the Balance Sheet Date, neither Company nor any of its Subsidiaries has (a) declared any dividend or other distribution on any shares of its capital stock, (b) made any payment (other than compensation to its directors, officers and employees at rates in effect prior to the Balance Sheet Date or for bonuses accrued in accordance with normal practice prior to the Balance Sheet Date) to any of its Affiliates, (c) increased the compensation, including bonuses, payable or to be payable to any of its directors, officers, employees or Affiliates, or (d) entered into any Contractual Obligation, or entered into or performed any other transaction, other than as specifically contemplated by this Agreement.

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         8.9 Schedule 8.9 contains, together with a reference to the paragraph pursuant to which each item is being disclosed, a correct and complete list of all Contractual Obligations of a material nature of Company and its Subsidiaries of the types described below:

                  (a) All collective bargaining agreements, all employment, bonus or consulting agreements, all pension, profit sharing, deferred compensation, stock option, stock purchase, retirement, welfare or incentive plans or agreements, and all plans, agreements or practices that constitute "fringe benefits" to any of the employees of Company or its Subsidiaries.

                  (b) All Contractual Obligations under which Company or any Subsidiary is restricted from carrying on any business, venture or other activities anywhere in the world.

                  (c) All Contractual Obligations to sell or lease (as lessor) any of the properties or assets of Company or any Subsidiary, except in the ordinary course of business, or to purchase or lease (as lessee) any real property.

                  (d) All Contractual Obligations pursuant to which Company or any Subsidiary guarantees any liability of any Person, or pursuant to which any Person guarantees any liability of Company or any Subsidiary.

                  (e) All Contractual Obligations pursuant to which Company or any Subsidiary provides goods or services involving payments to Company or any Subsidiary of more than $10,000 annually, which Contractual Obligation is not terminable by Company or any Subsidiary without penalty upon notice of thirty
(30) days or less.

                  (f) All Contractual Obligations with any Affiliate of Company or any Subsidiary (other than the Related Agreements).

                  (g) All Contractual Obligations providing for the disposition of the business, assets or shares of Company or any Subsidiary or the merger or consolidation or sale or purchase of all or substantially all of the assets or business of any Person, and any letters of intent relating to the foregoing.

                  (h) All Contractual Obligations of Company or any Subsidiary relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien on, any asset of Company or any Subsidiary (except liens imposed by operation of law in favor of landlords, suppliers, mechanics or others who provide services to Company or any Subsidiary).

         All of the Contractual Obligations of Company and its Subsidiaries are enforceable against Company and its Subsidiaries, as the case may be, and, to Company's knowledge, the other parties thereto in accordance with their terms, except that the enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors' rights generally. Neither Company nor any of its Subsidiaries is in default under nor, to Company's knowledge, are there any liabilities arising from any breach or default by any Person prior to the date of this Agreement of, any provision of any such Contractual Obligation. Upon request by counsel for Lender, Company will, prior to each loan request, furnish to counsel for Lender true and correct copies of all Contractual Obligations listed in Schedule 8.9.

         8.10 Company has insurance policies in full force and effect, written by reputable insurers licensed to write insurance in the states in which Company and its Subsidiaries conduct business, which insurance contracts provide for coverages which are usual and customary in its business as to amount and scope.
Schedule 8.10 contains a correct and complete list and description of all insurance policies owned by Company or any of its Subsidiaries, correct and complete copies of which have previously been made available to Lender. Neither Company nor any of its Subsidiaries is in default under any of its insurance policies, nor has Company or any of its Subsidiaries received any notice of cancellation or intent to cancel or increase premiums with respect to present

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insurance policies. Schedule 8.10 also contains a list of all pending claims with any insurance company and any instances of a denial of coverage of Company or any of its Subsidiaries by any insurance company.

         8.11 Other than as set forth in Schedule 8.11, no Affiliate of Company or any Subsidiary is a customer or supplier of, or is party to any Contractual Obligation with, Company or any Subsidiary.

         8.12 The operations of Company and its Subsidiaries as now conducted are not in violation of, nor is Company or any Subsidiary in default under, any Legal Requirements presently in effect or Company's or any Subsidiary's Charter or Bylaws. Company and its Subsidiaries have all franchises, licenses, permits or other authority presently necessary for the conduct of their businesses as now conducted.

         8.13 Schedule 8.13 sets forth a complete list of all Employee Benefit Plans and all Welfare Plans applicable to the employees of Company and its Subsidiaries. Each Employee Benefit Plan and Welfare Plan has been administered in substantial compliance with its terms and all applicable laws, including the Code and ERISA. Except as set forth in Schedule 8.13, neither Company nor any Subsidiary has any obligation under any Welfare Plan to provide for the continuation of benefits (other than disability payments and medical benefits incurred for illness arising in the course of employment) for more than one year after retirement or other termination of employment. No "reportable events" within the meaning of section 4043 of ERISA have occurred with respect to any Employee Benefit Plan. No Pension Plan is a "multiemployer plan" as defined in ERISA. The present value of benefits liabilities as described in Title IV of ERISA of Employee Benefit Plans does not exceed the current value of such Employee Benefit Plans assets allocable to such benefits liabilities by more than $50,000.

         8.14 None of the employees of Company or any Subsidiary is presently represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. Except as set forth in
Schedule 8.14, no controversies or disputes are pending between Company or any Subsidiary and/or any employee(s) of the same. To Company's knowledge, no employee of Company or any Subsidiary is in violation of any term of any Contractual Obligation with a former employer relating to the right of any such employee to be employed by Company or such Subsidiary because of the nature of Company's or such Subsidiary's business or the use of any trade secrets or proprietary information. Except as set forth in Schedule 8.14, each employee of Company and its Subsidiaries is an "employee at will" and may be terminated by Company or such Subsidiary without payment of any amounts other than accrued wages.

         8.15 Company and each of its Subsidiaries has filed all federal, state and local tax and information returns which are required to be filed by it and such returns are true and correct. Company and each of its Subsidiaries have paid all taxes, interest and penalties, if any, reflected in such tax returns or otherwise due and payable by it. Company has no knowledge of any material additional assessments or any basis therefor. The charges, accruals and reserves on the balance sheet of Company as of the Balance Sheet Date in respect of taxes or other governmental charges are adequate in amount for the payment of all liabilities for such taxes or other governmental charges. Company and its Subsidiaries have withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid over such amounts to the appropriate taxing authorities. Any deficiencies proposed as a result of any governmental audits of such tax returns have been paid or settled or are being contested in good faith, and there are no present disputes as to taxes payable by Company or any of its Subsidiaries.

         8.16 Except as set forth on Schedule 8.16, No litigation or proceeding before, or investigation by, any foreign, federal, state or municipal board or other governmental or administrative agency or any arbitrator is pending or, to Company's knowledge, threatened (nor to Company's knowledge, does any basis exist therefor) against Company or any of its Subsidiaries or, to Company's knowledge, any officer of Company or any Subsidiary, which individually or in the aggregate could result in any material liability or which may otherwise result in a Material Adverse Effect, or which seeks rescission of, seeks to enjoin the consummation of, or which questions the validity of, this Agreement or any other Related Agreement or any of the transactions contemplated hereby or thereby.

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         8.17

                  (a) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith anywhere in the world held by such Person and not otherwise in the public domain: (1) all United States, international and foreign patents and applications therefor (including provisional applications) and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (2) all inventions (whether patentable or not), patterns, drawings, blueprints, specifications, products in development, processes, applications, circuits, invention disclosures, improvements, trade secrets, proprietary information, know how, mask works (and all information contained in a mask but not yet fixed in a chip), technology, technical data and customer lists, and all documentation relating to any of the foregoing; (3) all copyrights, copyright registrations and applications therefor; (4) all industrial designs and any registrations and applications therefor throughout the world; (5) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (6) all databases and data collections and all rights therein throughout the world; (7) all software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (8) all permits, privileges or royalties; (9) all domain names and website addresses; (10) any similar, corresponding or equivalent rights to any of the foregoing and (11) all documentation related to any of the foregoing.

                  (b) Schedule 8.17 sets forth each item of Intellectual Property that is owned by Company and that is used in or material to the conduct of Company's business as it is currently conducted (the "Company Intellectual Property"), including, without limitation, all software programs and databases, including any registration and/or application numbers therefor. Except as set forth on Schedule 8.17, Company owns and will own on the Closing Date each item of Company Intellectual Property set forth on Schedule 8.17. Company's patents, trademarks and copyrights that have been duly registered with, filed in or issued by, as the case may be, the U.S. Patent and Trademark Office and U.S. Copyright Office or other filing offices, domestic or foreign are listed on
Schedule 8.17, and the same remain in full force and effect.

                  (c) Schedule 8.17 lists each item of Intellectual Property other than Company Intellectual Property that is necessary for the conduct of, or otherwise material to, Company's business as currently conducted ("Other Intellectual Property"), including without limitation, all software programs. Company has the right, by license or other agreement, to use each item of Other Intellectual Property.

                  (d) Schedule 8.17 sets forth all written or oral licenses, permissions and arrangements pursuant to which (a) Company permits any Person to use any item of Company Intellectual Property (b) Company uses any Intellectual Property owned by any Person ((a) and (b) collectively, the "Intellectual Property Licenses"). Except as set forth on Schedule 8.17, all Intellectual Property Licenses are in full force and effect in accordance with their terms, and are free and clear of any Liens.

                  (e) Company has delivered to Lender correct and complete copies of (1) all registrations and applications for any Company Intellectual Property; (2) all Intellectual Property Licenses listed on Schedule 8.17; and
(3) copies of any assignments pursuant to which Company owns any Company Intellectual Property.

                  (f) Except as set forth on Schedule 8.17: (1) Company is not in material default under any Intellectual Property License, and to Company's knowledge, no such material default is currently threatened; (2) the operation of Company's business as currently conducted does not infringe the proprietary rights of any Person or constitute unfair competition or trade practices under the laws of any jurisdiction and Company has not received any notice, oral or written, that alleges the contrary; (3) to Company's knowledge, no Company Intellectual Property and no Other Intellectual Property used by Company under any Intellectual Property License is being infringed by any third party or group thereof; and (4) there is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to Company's knowledge, threatened, that challenges Company's rights with respect to any item of Company Intellectual Property or any Other Intellectual Property used by Company, or the validity or enforceability of any item of Company Intellectual Property, nor are there any claims that any default exists under any Intellectual Property License.

                  (g) Except as set forth on Schedule 8.17, no item of Company Intellectual Property or Other Intellectual Property, or any Intellectual Property License, is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal arbitrator, or other Governmental Authority that could affect the Seller's ability to use, license, or transfer such Company Intellectual Property or its validity or enforceability.

                  (h) Company has taken all steps that are reasonably required to protect Company's rights in confidential information and trade secrets of Company or Company's business or provided by any third party to Company. Without limiting the foregoing, Company has, and enforces, a policy requiring each employee and contractor to execute (A) proprietary information and confidentiality agreements in connection with Company Intellectual Property and
(B) invention assignment agreements, substantially in Company's standard forms, and all current employees and contractors of Company have executed such agreements.

         8.18 No consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection with Company's valid execution, delivery or performance of the Related Agreements to which it is a party, or the offer, issue or sale of the Notes by Company, the conversion of the Notes, or the issuance of common stock upon conversion of the Notes, or the consummation of any other transaction pursuant to this Agreement on the part of Company, except filings under applicable federal securities or blue sky laws.

         8.19 Company is not obligated to pay any broker's fee, finder's fee, investment banker's fee or other similar transaction fee in connection with the transactions contemplated hereby.

         8.20 The minute books of Company and each Subsidiary, which shall have been provided to counsel for Lender prior to the date hereof or at any time hereafter while amounts are still owing on the Notes. The minute books contain, and shall continue to contain at all times while amounts are owing on the Notes, a complete record of actions taken at all meetings of directors, managers, shareholders and members since January 2000 and reflect all such actions accurately in all material respects.

         8.21 Company is not a "United States real property holding corporation" as defined in section 897(c)(2) of the Code and Treasury Regulation section 1.897-2(b).

         8.22 Neither this Agreement, nor any agreement, certificate, statement or document furnished in writing by or on behalf of Company to Lender in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 9. Covenants.

         9.1 Company and each Subsidiary will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of Company.

         9.2 Company and each Subsidiary will comply with all applicable statutes, regulations, orders and restrictions of the United States, any state, municipality or other governmental division thereof, and agencies and instrumentalities of the foregoing, in respect of the conduct of its business and the ownership of its property, except where such non-compliance will not have a material adverse effect on Company or its business.

         9.3 Company and each Subsidiary shall file, when due, all federal, state and local tax and information returns that it is required to file. Company and each Subsidiary will pay when due all taxes, interest and penalties, if any, reflected in such tax returns or otherwise due and payable by it.

         9.4 Neither Company nor any Subsidiary shall not declare any dividend or distribution payable in securities of other persons, evidences of indebtedness issued by Company or other persons, assets, including, but not limited to cash and/or non-cash dividends, or options or rights prior to the date the Loan is repaid in full.

         9.5 Neither Company nor any Subsidiary shall not enter into any transaction or series of transactions that results in a sale, transfer of or other disposal of more than 15% of Company's assets or which otherwise results in a sale, transfer or other disposal of assets outside the ordinary course of business.

         9.6 Neither Company nor any Subsidiary shall not redeem any shares of common stock, membership interest or other securities.

         9.7 Without the consent of Lender, Company will not use the proceeds from the Initial Installment for any purposes other than those set forth on
Schedule 9.7a and it will not use the proceeds from any Loan proceeds subsequent to the Initial Installment for any purposes other than those set forth on
Schedule 9.7b.

         9.8 The parties will use reasonable commercial efforts to enter into a share exchange agreement between Company and Lender whereby Company will become a wholly owned subsidiary of Lender and the historical security holders of Company will own between 40% and 50% of the outstanding securities of Lender. The Shares Exchange Agreement shall contain, among other things, representations, warranties and indemnifications as are customary for a transaction of this type and as are mutually agreeable to Company and Lender. The arrangement is also anticipated to provide the Company with use of a $1.5 million line of credit for use in the Company's project with the City of Provo.

         9.9 Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

Section 10. Miscellaneous.

         10.1 This Agreement, including any attached exhibits or schedules, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by Company and Lender.

         10.2 The provisions of this Agreement shall be binding upon Company, its legal representatives, successors or assigns, and shall be for the benefit of Lender and its respective successors and assigns.

         10.3 The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

         10.4 If any action is brought by either party in respect to its rights under this Agreement, or to obtain an interpretation thereof, the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court.

         10.5 No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver. Either party may waive any provision of this Agreement intended for its benefit; provided, however, such waiver shall in no way excuse the other party from the performance of any of its other obligations under this Agreement.

         10.6 The representations, warranties, acknowledgments and agreements made by Lender shall survive the closing of the transaction described herein and run in favor of, and for the benefit of, Company. The representations, warranties, acknowledgments and agreements made by Company shall survive the closing of the transaction described herein and run in favor of, and for the benefit of, Lender.

         10.7 The obligations of the parties hereto shall not be delegated or assigned to any other party without the prior written consent of the other party.

         10.8 This Agreement shall be governed by the laws of the State of Utah. Any legal action to enforce or obtain an interpretation of this Agreement shall be filed only in the Third Judicial District Court of Salt Lake County or the United States District Court in Salt Lake City, Utah, and the parties consent to the exercise of personal over them by said courts.

         10.9 Any notices required or permitted hereunder shall be furnished in writing to each party at such party's address appearing on the signature page below or as such party may otherwise direct in writing actually received by the other party.

         10.10 Company shall do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers and assurances as Lender may reasonably require to effectuate the purposes of this Agreement.

         10.11 In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

FARADAY FINANCIAL, INC.                  VIDEO INTERNET BROADCASTING CORPORATION


                                         By  /s/ W. Kelly Ryan
By  /s/ Frank J. Gillen                  Its: Chief Executive Officer
Its: President

Address:                                 Address:
Faraday Financial, Inc.                  Video Internet Broadcasting Corporation
Attn: Frank Gillen                       Attn: Kelly Ryan
2055 East 6425 South                     135 Basin Street SW
Salt Lake City, Utah 84121               Ephrata, WA 98823
Phone: (801)746-3311                     Phone: (509) 754-2600
Fax: (801) 746-3311                      Fax:  (509) 754-1399
EIN 33-0565710                           EIN 91-2133121

                              SCHEDULE OF EXHIBITS

              EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
              -----------                       ----------------------

                   A                     Form of Convertible Promissory Note
                   B                     Form of Security Agreement

                     VIDEO INTERNET BROADCASTING CORPORATION
                            a Washington corporation

                         12% CONVERTIBLE PROMISSORY NOTE


No. ________                                                   $____________ USD

NEITHER THIS PROMISSORY NOTE NOR THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR UNDER ANY OTHER APPLICABLE STATE SECURITIES LAWS. NEITHER THIS PROMISSORY NOTE NOR ANY SECURITIES ISSUED PURSUANT TO ITS CONVERSION MAY BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.

         1. Promise to Pay. Video Internet Broadcasting Corporation, a Washington corporation, ("Company"), for value received, hereby promises to pay to Faraday Financial, Inc. ("Holder"), the principal sum of ____________________ Dollars ($____________), with interest at the rate of twelve percent (12%) per annum until this Note has been paid in full or converted pursuant to the provisions hereof. Interest will be computed on the basis of a 360-day year for actual days elapsed.

         2. Payments. Except as otherwise set forth in Section 4, principal and interest shall be due and payable in a single balloon payment (the "Maturity Date") on the earlier of (i) December 31, 2004 or (ii) in the event that Company is no longer working toward entering into and closing on a share exchange agreement by and between Company and Holder whereby Company will become a wholly owned subsidiary of Holder and the historical security holders of Company will own between 40% and 50% of the outstanding common stock of Holder. Principal and any interest not paid when due shall bear interest at the rate of eighteen percent (18%) per annum. Company may not prepay any amounts owing hereunder without the written consent of Holder. Payments shall be credited to Company's account on the date that such payment is received by Holder. All payments on this Note shall be applied, at the option of Holder, first to late charges and collection costs, if any, then to accrued interest and then to principal.

         3. Default. The occurrence of one or more of the following events shall constitute an event of default:

                  (a) The nonpayment of the principal or interest of this Note when the same shall have become due and payable which nonpayment is not cured within five (5) days of written notice thereof.

                  (b) Filing by Company of a petition in bankruptcy or seeking reorganization, arrangement, adjustment, or composition of or in respect of Company's debts, whether under the United States Bankruptcy Code or any other applicable federal or state law; entry of an order for relief under the United States Bankruptcy Code, whether pursuant to a voluntary or involuntary petition; the filing of an involuntary petition seeking adjudication of Company as a debtor under the United States Bankruptcy Code or similar federal law, if said petition is not dismissed within sixty (60) days; entry of a decree or order appointing a receiver, liquidator, assignee, or trustee of Company, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days; or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Company in furtherance of any such action.

                  (c) Default by Company under the Loan Agreement, by and between the Holder and Company, pursuant to which this Note was issued (the "Loan Agreement") any security agreement or any obligation, instrument, note or agreement for borrowed money in excess of $25,000 beyond any applicable notice or grace period provided in the underlying documents.

                  (d) Breach by Company of any of its representations, warranties, covenants or obligations under this Note, the Loan Agreement, any security agreement or other agreement between the parties.


                  (e) Failure of Company to use reasonable commercial efforts to enter into a share exchange agreement between Company and Holder whereby Company will become a wholly owned subsidiary of Holder and the historical security holders of Company will own between 40% and 50% of the outstanding securities of Lender. The Shares Exchange Agreement shall contain, among other things, representations, warranties and indemnifications as are customary for a transaction of this type and as are mutually agreeable to Company and Lender.


                  Company will give Holder written notice of the occurrence of any of the events set forth above in this Section 3 promptly but in no event more than one business day after the occurrence of any of such events.

         4. Acceleration. At the option of Holder, without limiting any other remedies available to Holder and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon a default as set forth in Section 3 above. Without limiting any other remedies available to Holder and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon a default as set forth in Section 3 above. In the event the principal and any unpaid interest are accelerated pursuant to this Section 4, Holder, at its option and without limiting any other remedies available to Holder, may elect to exercise the conversion rights set forth herein and to receive payment of amounts due and owing hereunder in the form of securities, in lieu of the payment of cash.

         5. Conversion Privilege. At any time while this Note is outstanding, Holder of this Note shall have the right, at Holder's option, from time to time to convert all or part of the principal and accrued, but unpaid, interest of this Note into shares of Company's common stock, par value $.50 per share (the "Common Stock") at the rate of one share of Common Stock for every $.50 in principal and accrued interest that is converted. To exercise the conversion privilege, Holder shall surrender this Note to Company at its principal office along with a written conversion notice. This Note or a portion thereof shall be deemed to have been converted immediately prior to the close of business on the date of receipt of the Note, even if Company's stock transfer books are on that date closed, and Holder shall be treated for all purposes as the record holder of the shares of common stock deliverable upon such conversion as of the close of business on such date. Holder may convert all or part of the principal and accrued interest, if any, from time to time. Upon election to convert all of the principal amount and accrued interest of this Note, the Note will be cancelled. If all of the principal and accrued interest is converted then, as a condition to such conversion, Holder must surrender this Note to Company at Company's principal offices. In the event of a partial conversion then, as a condition to such conversion, Holder must surrender the Note to Company for endorsement to reflect the amount owing at the time of such conversion. Upon conversion Company shall, as promptly as practicable after the surrender, deliver to Holder a certificate or certificates representing the securities into which this Note may be converted. Fractional shares shall not be issued, but the conversion price of such fractional share will be paid in cash to Holder.

         The "conversion price" at which Common Stock shall be issuable upon conversion of this Note as provided in above in this Section 5 shall be subject to adjustment as follows.

                  (a) In the event Company shall at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling Holder thereof to receive directly or indirectly, additional shares of Common Stock ("Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such split, subdivision, dividend or distribution if no record date is fixed), the conversion price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of outstanding shares.

                  (b) In the event that Company shall issue Additional Stock (as defined below) prior to or at any closing entitling any party to subscribe for or purchase shares of its capital stock without consideration or at a price per share that is lower than the conversion price, then the conversion price in effect immediately prior to each such issuance or deemed issuance shall be adjusted to a price determined by the following formula: (A + B) / (C + D), where "A" equals the number of shares of capital stock outstanding immediately prior to such issuance or sale multiplied by the then applicable conversion price, where "B" equals the consideration, if any, received by Company upon such issuance or sale, where "C" equals the total number of shares of capital stock outstanding prior to issuance of the additional shares and where "D" equals any additional stock or conversion shares, or any other shares reserved for issuance which are associated with such financing, immediately after such issuance or sale. "Additional Stock" means any shares of capital stock or shares of capital stock issuable pursuant to any indebtedness or shares of stock convertible into or exchangeable for capital stock ("Convertible Securities") or rights, options or warrants to subscribe for, purchase or otherwise acquire capital stock or Convertible Securities issued or deemed to have been issued by Company after the date of issuance of this Note, except securities issued or issuable upon conversion of this Note.

                  (c) No adjustment of the conversion price shall be made in an amount less than one-half of One Cent ($0.005) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment to the conversion price. No adjustment of the conversion price pursuant to this
Section 5(c) shall have the effect of increasing the conversion price in effect immediately prior to such adjustment.

                  (d) In the case of the issuance of securities of Company for
(i) cash, the amount of consideration received by Company for such securities shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by Company for any underwriting or otherwise in connection with the issuance and sale thereof, or (ii) consideration in whole or in part other than cash, the consideration other than cash shall be deemed to have a dollar value equal to the fair market value of such non-cash consideration, irrespective of any accounting treatment thereof, as determined by a vote of the majority of the board of directors.

                  (e) If at any time or from time to time there shall be a reorganization, recapitalization or reclassification of the capital stock of Company or a consolidation or merger of Company with another corporation, or a sale of all or substantially all of the assets of Company to another corporation or a liquidation of Company, provision shall be made so that Holder of this Note shall thereafter be entitled to receive, upon conversion of this Note, the number of shares of stock or other securities or property of Company or otherwise, receivable upon such transaction (or any similar transaction) by a holder of the number of shares of Common Stock or other conversion securities into which this Note could have been converted immediately prior to such transaction (or similar transaction). In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of Holder of this Note after the reorganization, recapitalization, reclassification, consolidation, merger, sale, liquidation or similar transaction to the end that the provisions of this Section 5 (including adjustments of the conversion price then in effect and the number of securities purchasable upon conversion of this Note) shall be applicable after that event as nearly equivalent as may be practicable.

                  (f) Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon the conversion of this Note, Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that Company may validly and legally issue registered, fully paid and non-assessable shares of the Common Stock at such adjusted conversion price.

                  (g) Upon the occurrence of each adjustment or readjustment of the conversion price pursuant to this Section 5, Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, certified by Company's President or Chief Financial Officer. Company shall, upon the written request at any time of Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the conversion price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of this Note.

                  (h) Company covenants that it will at all times until any closing, reserve and keep available out of its authorized capital stock, solely for the purpose of delivery upon conversion of this Note as herein provided, such number of shares of Common Stock or other securities as shall then be deliverable upon the conversion of the maximum amount of principal and accrued but unpaid interest convertible pursuant to this Note. Company covenants that all the shares of Common Stock or other securities which shall be so deliverable upon conversion of this Note shall be duly and validly issued, registered, fully paid and non-assessable.

                  (i) The delivery of certificates for shares of Common Stock or other capital stock upon the conversion of this Note shall be made without charge to Holder for any documentary, stamp or similar issue or transfer tax in respect of the issuance of such certificates, and such certificates shall be delivered in the name of, or in such names as may be directed by Holder.

                  (j) In the event of any taking by Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, Company shall mail to Holder, at least ten (10) business days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such right, and the amount and character of such right.

                  (k) Company will not, by amendment of its charter or through any reorganization, recapitalization or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of Holder of this Note against impairment.

                  (l) Company will not declare a distribution payable in securities of other persons, evidences of indebtedness issued by Company or other persons, assets or options or rights while amounts are owing on this Note without the written approval of Holder.

                  (m) Notwithstanding any other provision contained in this
Section 5 or elsewhere in this Agreement, there shall be no adjustment in the "conversion price" (a) upon the exercise of any warrant or of any other security issued by Company in connection with the offer and sale of Company's securities pursuant to the Loan Agreement, (b) upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the effective date of the Loan Agreement, and/or (c) the issuance or exercise of stock options issued under Company's current stock option plans.

         6. Restrictions on Transfer. This Note has not been registered under the Securities Act of 1933. This Note, or any right hereunder, may not be enforced against Company by any holder, except the original Holder herein, and Company shall not be obligated to recognize any purported transferee or assignee, (i) unless there is an effective registration covering the Note or underlying right under the Securities Act of 1933 and applicable state securities laws, (ii) unless Company receives an opinion of an attorney, licensed to practice within the United States, that the transfer of the Note, or any underlying right, complies with the requirements of the Securities Act of 1933 and any relevant state securities law, or (iii) unless the transfer is made pursuant to Rule 144 under the Securities Act of 1933. Any permitted transferee or assignee shall be subject to the restrictions and to the terms of this Note and the related Loan Agreement and any security agreement, and Company may require said transferee or assignee to execute and deliver such further instruments evidencing or acknowledging the same. Company shall bear all reasonable costs and expenses associated with any transfer or exchange.

         7. Rights of the Holder. Except as provided herein, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in Company, either at law or equity, unless and until securities granting shareholder rights are issued pursuant to the conversion provisions hereof.

         8. No Merger. So long as this Note or the Agreement remain outstanding, Company shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and Company shall not permit any person to consolidate with or merge into Company or convey, transfer or lease its properties and assets substantially as an entirety to Company.

         9. Replacement Securities. If the Note is mutilated and is surrendered to Company or if Holder presents evidence to the reasonable satisfaction of Company that the Note has been lost, destroyed or wrongfully taken, Company shall issue a replacement Note of like tenor. Company shall bear all reasonable costs and expenses associated with replacing the Note.

         10. Notices. Any notices required or permitted hereunder shall be in writing and shall be given by personal delivery; by deposit in the United States mail, certified mail, return receipt requested, postage prepaid; or by established express delivery service, freight prepaid. Notices shall be delivered, addressed, or transmitted to the parties at the following addresses, which may be changed by a notice given to the other party in accordance with this Section. The date notice is deemed to have been given, received and become effective shall be the date on which the notice is delivered, if notice is given by personal delivery, two (2) days following the date of deposit in the mail, if the notice is sent through the United States mail, or the date of actual receipt, if the notice is sent by express delivery service.

                  Company's address is:

                  Faraday Financial, Inc.
                  Attn: Frank Gillen, President
                  175 South Main, Suite 1240
                  Salt Lake City, Utah 84121
                  Phone: (801) 746-3311
                  Fax: (801) 746-3312

                  The Holder's address is:

                  Video Internet Broadcasting Corporation
                  Attn: Kelly Ryan, CEO
                  135 Basin Street SW
                  Epharta, WA 98823
                  Phone: (509) 754-2600
                  Fax: (509) 754-1399

         11. Miscellaneous.

                  (a) The headings of this Note are for purposes of reference only and shall not limit or define the meaning of any provision of this Note.

                   (b) If suit or action is instituted in connection with any controversy arising out of this Note, or in the enforcement of any rights hereunder, the prevailing party shall be entitled to recover in addition to costs such sums as the court may adjudge as reasonable attorney's fees, including attorney's fees incurred in any appeal.

                  (c) This Note shall be governed by the laws of the State of Utah. Any legal action to enforce or obtain an interpretation of this Agreement shall be filed in the Third Judicial District Court of Salt Lake County or the United States District Court in Salt Lake City, Utah, and the parties consent to the exercise of personal over them by said courts.

                  (d) In computing any period of time pursuant to this Note, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

                  (e) Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

                  (f) The obligations of Company or the Holder may not be delegated or assigned to any other party without the prior written consent of the other.

                  (g) In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Note shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Note shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF, this Note is executed by Video Internet Broadcasting Corporation, to be effective as of the 17th day of February, 2004.


                                      VIDEO INTERNET BROADCASTING CORPORATION, a Washington corporation


                                      By /s/ W. Kelly Ryan
                                        ---------------------------------------
                                      Its Chief Executive Officer


STATE OF WA                )
                           ss:
COUNTY OF GRANT            )

On this 18th day of February, 2004, before me appeared W. Kelly Ryan, to me personally known, who being duly sworn did say that he/she is the President of VEDEO INTERNET BROADCASTING CORPORATION, the within named corporation, and that the instrument was signed in behalf of said corporation and acknowledged the instrument to be the free act and deed of the corporation.


                                                    /s/
                                                  ------------------------------
                                                   NOTARY PUBLIC
My Commission Expires:                             Residing at: Ephrata, WA
5-9-05

                                    EXHIBIT B

                               SECURITY AGREEMENT

         This Agreement, to be effective as of February 17, 2004, by and among VIDEO INTERNET BROADCASTING CORPORATION, a Washington limited liability company (the "Company") and FARADAY FINANCIAL, INC. (the "Secured Party").

                                   WITNESSETH:

         WHEREAS, Company and Secured Party are parties to a Loan Agreement, dated February 17, 2004, wherein Secured Party may loan Company up to FIVE HUNDRED THOUSAND DOLLARS ($500,000) in principal and which loans are memorialized by 12% convertible promissory notes (the "Notes"). The loan agreement provides for, upon the satisfaction of certain contingencies, the grant by Company to Secured Party of a security interest in Company assets; and

         WHEREAS, Secured Party has required that Company execute and deliver to Secured Party this Agreement.

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Security Interest.

         1.1 Collateral. As security for the payment and performance of Company's obligations to Secured Party under the Note (the "Secured Obligations"), Company hereby creates a security interest in favor of Secured Party in all of Company's right, title and interest in and to (but none of its obligations or liabilities with respect to) all items and types of present and future property described in clauses below, whether now owned or hereafter acquired, all of which shall be included in the term "Collateral":

         All accounts, chattel paper, deposit accounts, documents (negotiable and nonnegotiable), general intangibles, goods (including inventory and equipment), instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas and other minerals, now existing or hereafter arising, and all cash and non-cash proceeds and products thereof, including all insurance proceeds

         1.2 Perfection of Collateral. Secured Party is authorized, from time to time, to file and record in the proper filing and recording places, all such instruments, including, without limitation, Uniform Commercial Code financing statements, and to take all such other action, as Secured Party deems reasonably necessary for perfecting or otherwise confirming to it the security interest granted by Company to Secured Party in the Collateral pursuant to this Agreement.

         1.3 No Liens or Dispositions. All Collateral shall be free and clear of any liens and restrictions on the transfer thereof, including, without limitation, contractual provisions which prohibit the assignment of rights under contracts, except for (a) nonconsensual liens imposed by law, and (b) liens and restrictions on transfer approved in writing by Secured Party. Except with Secured Party's prior written consent, Company will not sell, lease or otherwise dispose of any of the Collateral, except in each case in the ordinary course of business consistent with past practice.

2. Right to Realize upon Collateral. Except to the extent prohibited by applicable law that cannot be waived, this Section 2 shall govern Secured Party's rights to realize upon the Collateral upon the occurrence of an Event of Default (as defined in the note(s) memorializing funds lent under the Note). The provisions of this Section 2 are in addition to any rights and remedies available at law or in equity.

         2.1 Assembly of Collateral; Receiver. Upon Secured Party's written request, assemble the Collateral and otherwise make it available to Secured Party. Secured Party may have a receiver appointed for all or any portion of Company's assets or business which constitutes the Collateral in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral.

         2.2 Waiver. To the extent it may lawfully do so, Company waives and relinquishes the benefit and advantage of, and covenants not to assert against Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this Section 2.2, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

         2.3 Foreclosure Sale. All or any part of the Collateral may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided, however, that unless the Collateral to be sold threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give Company 10 days' prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of Company and Secured Party agrees to be reasonable. At any sale or sales of Collateral, Secured Party or any of its assigns may bid for and purchase all or any part of the property and rights so sold and may use all or any portion of the Secured Obligations owed to Secured Party as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to Company, except for the proceeds of such sale or sales pursuant to Section 2.4.

         2.4 Application of Proceeds. The proceeds of all sales and collections in respect of any Collateral or other assets of Company, all funds collected from Company and any cash contained in the Collateral, the application of which is not otherwise specifically provided for herein, shall be applied as follows or in such other order as Secured Party may determine:

                  A. First, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of Secured Party and the reasonable fees and expenses of its counsel.

                  B. Second, any surplus then remaining to the payment of the Secured Obligations.

                  C. Third, any surplus then remaining shall be paid to Company.

3. Custody of Collateral. Except as provided by applicable law that cannot be waived, Secured Party will have no duty as to the custody and protection of the Collateral, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including, without limitation, rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Collateral in its possession. Secured Party will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by Secured Party acting in good faith.

4. Incorporation of Loan Agreement. The Loan Agreement and related Notes and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference.

5. General. The obligations of the parties hereto shall not be delegated or assigned to any other party without the prior written consent of the other party. Notices shall be furnished in writing to each party at such party's address appearing on the signature page of the Note or as such party may otherwise direct in writing actually received by the other party. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforceable to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Utah, except as may be required by the Uniform Commercial Code of other jurisdictions with respect to matters involving the perfection of Secured Party's lien on the Collateral located in such other jurisdictions.

         Each of the undersigned has caused this Security Agreement to be executed and delivered by its duly authorized officer as an agreement to be effective as of the date first written above.

COMPANY:                                VIDEO INTERNET BROADCASTING CORPORATION



                                        By /s/ W. Kelly Ryan
                                           -------------------------------------
                                        Its:

SECURED PARTY:                          FARADAY FINANCIAL, INC.



                                        By /s/ Frank Gillen
                                           -------------------------------------
                                        Its: President

                                  SCHEDULE 9.7a

                    USE OF PROCEEDS FROM INITIAL INSTALLMENT

The proceeds from the Initial Installment (as defined in the Loan Agreement to which this Schedule is attached) shall be used only pay the following creditors up to the following amounts:

                   Name of Creditor                  Maximum Amount of Payment
                   ----------------                  -------------------------
                    Denton Harris                             $105,000
                    GC PUD                                      35,000
                    Brian Potter                                35,000
                    Bob Murtagh                                  5,000
                    Mike Sherri                                 11,750
                    Stonebridge                                 25,000
                    Bob Keeslinz                                15,000



                                  SCHEDULE 9.7b

                    USE OF PROCEEDS AFTER INITIAL INSTALLMENT

The proceeds after the Initial Installment (as defined in the Loan Agreement to which this Schedule is attached) shall be used only pay the following creditors up to the following amounts:

                       Name of Creditor               Maximum Amount of Payment
                       ----------------               -------------------------
                    Payroll Taxes (December)                   $10,000
                    Brian Potter (back wages)                   36,000
                    Brian Potter (travel)                       10,000
                    Bob Murtagh                                 30,000
                    Mike Devine                                 17,000
                    GC PUD                                     165,000
                    Wilson Sonsine                              25,000
                    MCSI                                        50,000
                    Sharon Grants                               25,000

Moreover, $250,000 in convertible debt held by Mike Devine, Brion Potter, Robin Carr, David Hull, Keith Lennsen and Butch Yoder shall be converted into common stock at fifty cents ($.50) per share as per the terms of the convertible notes as soon as the Company accepts loan proceeds in excess of the Initial Installment.